As filed with the Securities and Exchange Commission on January 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Melinta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4440364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 George Street

Suite 301

New Haven, Connecticut 06511

(312) 767-0291

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Mark Wechsler

Chief Executive Officer

Melinta Therapeutics, Inc.

300 George Street

Suite 301

New Haven, Connecticut 06511

(312) 767-0291

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon Caplan, Esq. Sean M. Ewen, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Paul Estrem Chief Financial Officer Melinta Therapeutics, Inc. 300 George Street Suite 301 New Haven, Connecticut 06511 (312) 767-0291

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934 (check one).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Warrants
Debt Securities
Total	—	—	$150,000,000	$18,675

(1)	Pursuant to Rule 457(i) under the Securities Act of 1933 (the “Securities Act”), the securities registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issued upon conversion or exchange of any preferred stock, warrants or debt securities registered hereunder that provide for conversion or exchange or upon exercise of warrants. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issued with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $150,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(2)	The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 26, 2018

Prospectus

$150,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEBT SECURITIES

We may issue from time to time in one or more series or classes up to $150,000,000 in aggregate total amount of our common stock, preferred stock, warrants and/or debt securities. This prospectus describes the general terms of our common stock, preferred stock, warrants and debt securities and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.

We may offer our securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “MLNT.” On January 22, 2018, the last reported sale price of our common stock on the NASDAQ Global Market was $15.00 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf process, we may from time to time offer to sell up to $150,000,000 in aggregate total amount of our shares of common stock, preferred stock, warrants to purchase any such securities and debt securities in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of such securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in this prospectus and any such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Melinta, Melinta Therapeutics and the Melinta logo are trademarks of Melinta Therapeutics, Inc. or one of its affiliates in the United States and in other selected countries. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “Melinta,” the “Company,” “we,” “us,” and “our” refer to Melinta Therapeutics, Inc., together with its consolidated subsidiaries.

In this prospectus, we refer to the common stock, preferred stock, warrants and debt securities being offered, collectively, as “securities.”

All dollar amounts are expressed in U.S. dollars unless otherwise noted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein, other than statements of historical fact, including: future financial and operating results, including targeted product milestones and potential revenues; the progress and timing of product development programs and related trials; and the potential efficacy of products and product candidates, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. In this prospectus and the information incorporated herein by reference, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: our substantial indebtedness; clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; uncertainties in obtaining successful pre-clinical and clinical results for product candidates and unexpected costs that may result therefrom; ability to obtain required regulatory approvals for product candidates; costs, timing and regulatory review of the combined company’s studies and clinical trials, including its ability to address the issues identified by the FDA in the CRL relating to Melinta’s NDAs for solithromycin for CABP; failure to realize any value of certain product candidates developed and being developed, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; the ability to develop new product candidates and support existing products; the ability to commercialize and launch any product candidate that receives regulatory approval, including Baxdela and recently approved and launched Vabomere (vaborbactam/meropenem), and established commercial products Orbactiv (oritavancin) and Minocin IV (minocycline) (Vabomere, Orbactiv and Minocin IV collectively the “Products”); the risk that the market for Melinta’s products, including Baxdela or the Products, may not be as large as expected; the ability to attain market acceptance among physicians, patients, patient advocacy groups, health care payors and the medical community for Baxdela and any future products of Melinta; the ability to continue marketing Baxdela, the Products, or any approved drug successfully or at all once it is on the market in light of challenges relating to regulatory compliance, pricing, market acceptance and competition; the ability to obtain the substantial additional funding required to conduct development and commercialization activities; and the ability to obtain, maintain and enforce patent and other intellectual property protection for currently marketed products and product candidates. These and other risks are described in greater detail in the section entitled “Risk Factors” of this prospectus. Many of these factors that will determine actual results are beyond Melinta’s ability to control or predict. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this prospectus represent Melinta’s views only as of the date of this prospectus and should not be relied upon as representing Melinta’s views as of any subsequent date. Melinta anticipates that subsequent events and developments will cause its views to change. However, while Melinta may elect to update these forward-looking statements publicly at some point in the future, Melinta specifically disclaims any obligation to do so, except as may be required by law, whether as a result of new information, future events or otherwise. Melinta’s forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Please refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Definitive Proxy Statements on Schedule 14A (filed in October and December 2017) and our Current Reports on Form 8-K. See “Incorporation of Certain Documents by Reference.”

ABOUT MELINTA

Overview

We are a commercial-stage pharmaceutical company focused on discovering, developing and commercializing differentiated anti-infectives for the acute care and community settings to meet critical medical needs in the treatment of bacterial infectious diseases. Melinta’s four marketed products include Baxdela® (delafloxacin), Vabomere™ (meropenem and vaborbactam), Orbactiv® (oritavancin), and Minocin® (minocycline) for Injection. Melinta also has an extensive pipeline of preclinical and clinical-stage products representing many important classes of antibiotics, each targeted at a different segment of the anti-infective market. Together, this portfolio provides Melinta with the unique ability to provide providers and patients with a range of solutions that can meet the tremendous need for novel antibiotics treating serious infections.

Corporate Information

Melinta Therapeutics, Inc. was incorporated in Delaware under the Delaware General Corporation Law on November 18, 2005. Our registered office is located at 3500 South Dupont Highway, in the City of Dover, Kent County, Delaware 19901 and our principal executive offices are located at 300 George Street, Suite 301, New Haven, Connecticut 06511. Our website address is www.melinta.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement on Schedule 14A, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” In addition to such other risks, set forth below are risks related to the Acquisition. The occurrence of any of the events described in the risk factors referred to above or set forth below might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional products, product candidates or businesses and working capital. Pending these uses, we may invest the net proceeds in short-term, interest bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of our securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing our securities in an offering under this prospectus:

•	the net tangible book value per share of our securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our common stock and preferred stock and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and certain provisions of the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the SEC. See “Where You Can Find More Information.”

Authorized Capital Stock

Melinta’s authorized capital stock consists of 80,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

At January 22, 2018, 31,345,654 shares of Melinta common stock were outstanding.

The holders of Melinta common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Melinta’s certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of Melinta’s outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by Melinta’s board of directors out of legally available funds. In the event of Melinta’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Melinta’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

The holders of Melinta common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to Melinta common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Melinta’s preferred stock that Melinta may designate and issue in the future.

Listing

Melinta common stock is listed on the NASDAQ Global Market under the symbol “MLNT.” On January 22, 2018, the last reported sale price for Melinta common stock on the NASDAQ Global Market was $15.00 per share. As of January 22, 2018, Melinta had 64 stockholders of record.

Transfer Agent and Registrar

The transfer agent and registrar for Melinta common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Preferred Stock

At January 22, 2018, no shares of preferred stock were outstanding. Pursuant to Melinta’s certificate of incorporation, Melinta’s directors have the authority, without further action by Melinta stockholders, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Melinta’s board may fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Melinta’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in Melinta’s control that may otherwise benefit holders of Melinta common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Melinta has no current plans to issue any shares of preferred stock.

Stock Options

At January 22, 2018, there were outstanding options to purchase an aggregate of 2,069,781 shares of Melinta common stock.

Provisions of Melinta’s Certificate of Incorporation and By-Laws and Delaware Anti-Takeover Law

Delaware Anti-Takeover Law. Melinta is subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Melinta’s current certificate of incorporation and bylaws do not exclude Melinta from the restrictions of Section 203.

Certificate of Incorporation and Bylaws. Provisions of Melinta’s certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in Melinta’s management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that Melinta stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of Melinta common stock. Among other things, Melinta’s certificate of incorporation and bylaws:

•	permit Melinta’s board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide Melinta’s board of directors into three classes;

•	require that any action to be taken by Melinta stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide that special meetings of Melinta stockholders may be called only by the board of directors or by such person or persons duly designated by the board of directors to call such meetings.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under an applicable prospectus supplement may differ from the terms described below as set forth therein. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description of debt securities, references to “the Company”, “we,” “our” and “us” refer only to Melinta Therapeutics, Inc. and not its subsidiaries.

General

We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities which we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay, repurchase or redeem debt securities or of holders to require us to prepay, repurchase or redeem debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	any special or modified events of default or covenants with respect to the debt securities;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted; and

•	any other material terms of the debt securities.

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in payment of the principal of or premium, if any, on any debt securities of any series beyond any applicable grace period;

•	our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	our default for 90 days after notice or a different period specified in a supplemental indenture, which may be no period, in the observance or performance of any other covenants in the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.

Each current indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders of the series to do so.

The indenture will provide that, if any event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures

We and the trustee under the indenture may:

•	without the consent of holders of debt securities, modify the indenture to cure errors or clarify ambiguities or amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities; provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of holders;

•	with the consent of the holders of not less than a majority in principal amount of the debt securities which are outstanding under such indenture, modify the indenture or the rights of the holders of the debt securities generally; and

•	with the consent of the holders of not less than a majority in outstanding principal amount of any series of debt securities, modify any supplemental indenture relating solely to that series of debt securities or the rights of the holders of that series of debt securities.

However, we may not:

•	extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, without the consent of each holder of debt securities who will be affected; or

•	reduce the percentage of holders of debt securities required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding debt securities or outstanding debt securities of the series which will be affected.

Mergers and Other Transactions

The indenture will provide that we may not consolidate with or merge into any other entity, or transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, and (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing.

Concerning the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the

Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series, or of exercising any trust or power conferred on the trustee with regard to the securities of that series. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in its exercise, as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.

Governing Law

Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities separately or together:

•	to or through one or more underwriters, brokers or dealers;

•	through agents; and/or

•	directly to one or more purchasers.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may sell our securities directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealers or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, a dealer or an agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Direct Sales and Sales Through Agents

We may solicit directly offers to purchase securities being offered by this prospectus. We may also designate agents to solicit offers to purchase our securities from time to time. We may sell our securities offered by this prospectus by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the NASDAQ Global Market, on any other existing trading market for our securities or to or through a market maker. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

Sales Through Underwriters or Dealers

If we utilize a dealer in the sale of our securities being offered by this prospectus, we will sell our securities to the dealer, as principal. The dealer may then resell our securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of our securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of our securities to the public. In connection with the sale of our securities, we or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of our securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of securities pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell our securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our securities pledged by us or borrowed from us or others to settle those sales or to close-out any related open borrowings of securities, and may use our securities received from us in settlement of those derivatives to close-out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge our securities to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the NASDAQ Global Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may provide the underwriters, dealers, agents and remarketing firms with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that they may make with respect to these liabilities.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Deloitte & Touche LLP

The financial statements of Melinta Therapeutics, Inc. incorporated in this Prospectus by reference from Melinta Therapeutics, Inc.’s Current Report on Form 8-K/A dated December 5, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to a going concern uncertainty). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PricewaterhouseCoopers LLP

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of the Company (formerly known as Cempra, Inc.) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP

The combined financial statements of The Infectious Disease Businesses of The Medicines Company as of December 31, 2016 and 2015, and for the years then ended, appearing in Melinta Therapeutics, Inc.’s Proxy Statement on Schedule 14A dated December 15, 2017 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about The Infectious Disease Businesses of The Medicines Company’s ability to continue as a going concern as described in Note 2 to the combined financial statements), included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Once at www.melinta.com, go to Investors & SEC Filings to locate copies of such reports and proxy statements. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities. You may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the securities being offered by this prospectus. This prospectus, which constitutes a part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with them under Commission File No. 001-37691, which means that we can disclose important information to you by referring you to those publicly available documents. All of the information that we incorporate by reference is considered to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This prospectus incorporates by reference all documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information furnished under Items 2.02 or 7.01 of our Current Report on Form 8-K, or exhibits related thereto, after the date of this prospectus until the filing of a post-effective amendment to this prospectus which indicates that all Covered Shares registered have been sold or which deregisters all Covered Shares then remaining unsold. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed on April 28, 2017, August 9, 2017 and November 2, 2017, respectively;

•	our Definitive Proxy Statements on Schedule 14A, filed on October 5, 2017 and December 15, 2017; and

•	our Current Reports on Form 8-K, filed on February 24, 2017, March 13, 2017, March 28, 2017, April 28, 2017 (second of two filings), June 28, 2017, August 10, 2017, September 7, 2017, September 28, 2017, October 31, 2017, November 1, 2017, November 3, 2017, November 9, 2017, November 29, 2017, December 1, 2017, December 4, 2017, December 27, 2017, January 3, 2018 and January 9, 2018 and our Current Reports on Form 8-K/A filed on December 5, 2017, December 6, 2017 and January 10, 2018.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents incorporated by reference, including exhibits to these documents, at no cost to the requestor. You should direct any requests for documents to: Melinta Therapeutics, Inc., 300 Tri-State International, Suite 272, Lincolnshire, IL, 60069, Attn: Investor Relations.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Common Stock

Preferred Stock

Warrants

Debt Securities

Prospectus

                    , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table sets forth the costs and expenses payable by us in connection with the sale of the securities being registered. All amounts shown are estimates, except the SEC registration fee.

Item	Amount to be Paid
SEC registration fee	$18,675
Legal fees and expenses	$50,000	*
Accountants’ fees and expenses	$30,000	*
Printing expenses	$20,000	*
Miscellaneous	$10,000	*

Total	$128,675	*

*	Estimated

Item 15. Indemnification of directors and officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by the Company against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company’s certificate of incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

The Company’s certificate of incorporation also provides that the Company has the power to indemnify to the fullest extent permitted by Delaware law any and all of its current and former directors, officers, employees or agents, or any person who may have served at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise.

All of the Company’s directors and officers are covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

The foregoing summaries are qualified in their entirety by reference to the terms and provisions of such arrangements.

Item 16. Exhibits.

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.) (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K filed on February 28, 2017)

3.2	Amendment to Certificate of Incorporation of Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.) (Reverse Stock Split) (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on November 3, 2017)

3.3	Amendment to Certificate of Incorporation of Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.) (Name Change) (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed on November 3, 2017)

3.4	Amended and Restated Bylaws of Melinta Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 of the Current Report on Form 8-K filed on November 3, 2017)

4.1	Form of Indenture

4.2	Form of Debt Security (included in Exhibit 4.1)

4.3*	Form of Certificate of Designation

4.4*	Form of Preferred Stock Certificate

4.5*	Form of Warrant Agreement

4.6*	Form of Warrant Certificate

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered.

12.1*	Computation of Deficiency of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

23.3	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm

23.4	Consent of Ernst & Young LLP, Independent Auditors

24.1	Power of Attorney (included in the signature pages hereto)

25*+	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the indenture

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if applicable, and incorporated herein by reference.
+	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, Connecticut, on this 26th day of January, 2018.

MELINTA THERAPEUTICS, INC.

By:	/s/ Daniel Mark Wechsler
Daniel Mark Wechsler
Chief Executive Officer

We, the undersigned officers and directors of Melinta Therapeutics, Inc., do hereby constitute and appoint Daniel Mark Wechsler and Paul Estrem, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel Mark Wechsler Daniel Mark Wechsler	Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2018

/s/ Paul Estrem Paul Estrem	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2018

/s/ Kevin T. Ferro Kevin T. Ferro	Chairman of the Board	January 26, 2018

/s/ James J. Galeota, Jr. James J. Galeota, Jr.	Director	January 26, 2018

/s/ Cecilia Gonzalo Cecilia Gonzalo	Director	January 26, 2018

/s/ David Gill David Gill	Director	January 26, 2018

/s/ John H. Johnson John H. Johnson	Director	January 26, 2018

/s/ Thomas P. Koestler Thomas P. Koestler	Director	January 26, 2018

/s/ Garheng Kong Garheng Kong	Director	January 26, 2018

/s/ David Zaccardelli David Zaccardelli	Director	January 26, 2018